EXHIBIT 99.1

NAPCO Announces 2-For-1 Stock Split

Shareholders Approve Charter Amendment Increasing Authorized Shares

AMITYVILLE, N.Y., December 7, 2021 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NASDAQ: NSSC), one of the leading manufacturers and designers of high-tech electronic security devices, wireless recurring communication services for intrusion and fire alarm systems as well as a leading provider of school safety solutions, today announced that its Board of Directors has declared a 2-for-1 stock split to be paid in the form of a 100% stock dividend. The stock split will be payable January 4, 2022, to all NAPCO shareholders of record (other than Treasury Shares) as of December 20, 2021.

As a result of the stock split, shareholders will receive one additional share of common stock for every one share held on the record date. Upon completion of the split, the total number of shares outstanding will increase from 18,353,584 to 36,707,168.

In addition, on December 6, 2021, the Company’s shareholders approved an amendment to the Company’s certificate of incorporation increasing the number of shares the Company is authorized to issue from 40,000,000 to 100,000,000 shares of common stock, $.01 par value by share.

Richard Soloway, Chairman and President, commented, "The Board believes that the 2-for-1 stock split will improve trading liquidity and broaden ownership of the Company’s common shares and that the amendment gives the Board added flexibility to effect additional stock splits in the future, if warranted”.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc., is one of the leading manufacturers and designers of high-tech electronic security devices, wireless recurring communication services for intrusion and fire alarm systems as well as a leading provider of school safety solutions, The Company consists of four Divisions: NAPCO, plus three wholly owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence, and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to the impact of COVID-19 pandemic; the growth of recurring service revenue and annual run rate; the introduction of new access control and locking products; the opportunities for fire alarm products; and our ability to execute our business strategies.  Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those risk factors set forth in the Company's filings with the Securities and Exchange Commission, such as our annual report on Form 10-K and quarterly reports on Form 10-Q. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and the Company undertakes no duty to update such information, except as required under applicable law.

Contacts:

Patrick McKillop

Director - Investor Relations

NAPCO Security Technologies, Inc.

NSSC (Nasdaq)

800-645-9445 ext. 374

Mobile- 516-404-3597

pmckillop@napcosecurity.com